UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

121 West Election Road, Suite 100, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) was held on June 25, 2021, in Draper, Utah. As of April 30, 2021, the record date, there were issued and outstanding 16,667,398 votable shares of Class A common stock and 2,574,800 votable shares of Class C common stock for a total of 19,242,198 votable shares of the Company’s common stock outstanding. A majority of the outstanding shares of Class A and Class C common stock (or 9,660,497 shares) constituted a quorum for the transaction of business at the Annual Meeting. A total of 15,482,960 votes were cast, which was a majority of the outstanding shares of Class A and Class C common stock, and thus a quorum for purposes of the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the election of Scott M. Quist, John L Cook, Jason G. Overbaugh, Gilbert A. Fuller, Robert G. Hunter, M.D., Ludmya B. Love, Shital A. Mehta, H. Craig Moody, S. Andrew Quist, and Adam G. Quist as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2021.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below. It should be noted that at the Company’s Annual Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company’s Class C common stock and for weighted voting of the Class C common stock. As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

1.To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the next Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Scott M. Quist	Class A	10,608,995	301,663
John L Cook	Class A	10,324,769	585,889
Jason G. Overbaugh	Class A	10,447,098	463,560

2.To elect the remaining seven directors to be voted upon by Class A and Class C common stockholders together to serve until the next Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Gilbert A. Fuller	Class A	10,324,507	586,151
	Class C	25,465,340	-
	Total	35,789,847	586,151

Robert G. Hunter, M.D.	Class A	10,292,068	618,590
	Class C	25,465,340	-
	Total	35,757,408	618,590

Ludmya B. Love	Class A	10,708,336	202,322
	Class C	25,465,340	-
	Total	36,173,676	202,322

Shital A. Mehta	Class A	10,703,331	207,237
	Class C	25,465,340	-
	Total	36,168,671	207,237

H. Craig Moody	Class A	10,126,356	784,302
	Class C	25,465,340	-
	Total	35,591,696	784,302

Name	Class	Votes For	Votes Withheld

S. Andrew Quist	Class A Class C Total	10,443,941 25,465,340 35,909,281	466,717 - 466,717
Adam G. Quist	Class A Class C Total	10,446,065 25,465,340 35,911,405	464,593 - 464,593

3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

Class	Votes For	Votes Against	Votes Abstaining

Class A	10,542,374	268,230	100,054
Class C	25,465,340	- _	-
Total	36,007,714	268,230	100,054

4.To ratify the appointment of Deloitte & Touche as the Company’s independent registered public accountants for the year ended December 31, 2021.

Class	Votes For	Votes Against	Votes Abstaining

Class A	12,794,004	14,528	127,894
Class C	25,465,340	-	-
Total	38,259,344	14,528	127,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: June 28, 2021
Scott M. Quist, Chairman, President
and Chief Executive Officer